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                                                                   Exhibit 3(ii)

                                     BYLAWS
                                       OF
                          PRO TECH COMMUNICATIONS, INC.

                                    ARTICLE I
                                     OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of PRO TECH COMMUNICATIONS, INC. (the "Corporation") shall be at such place within or without the State of Florida as the Board of Directors of this Corporation (the "Board of Directors" or the "Board") or the officers of this Corporation acting within their authority shall from time to time determine.

SECTION 2. OTHER OFFICES. This Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors or the officers of this Corporation acting within their authority may from time to time determine or the business of this Corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held between January 1 and December 31, inclusive, in each year for the purpose of electing directors and for the transaction of such other proper business as may come before the meeting, the exact date to be established by the Board of Directors from time to time.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called, for any purpose or purposes, by the Board of Directors, the Chairman of the Board (if one is so appointed) or the President of the Corporation and shall be called by the Corporation=s President or Secretary if the holders of not less than 33-1/3% percent of all the votes entitled to be cast on any issue proposed to be considered at such special meeting sign, date and deliver to this Corporation's Secretary one or more written demands for a special meeting, describing the purpose(s) for which it is to be held. Special meetings of the shareholders of this Corporation may not be called by any other person or persons. Notice and call of any such special meeting shall state the purpose or purposes of the proposed meeting, and business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice thereof.

SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the place of meeting shall be the principal executive office of this Corporation.

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SECTION 4. NOTICE OF MEETING. Written notice stating the place, day and hour of an annual or special meeting and the purpose or purposes for which it is called shall be given no fewer than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting, except that no notice of a meeting need be given to any shareholder for which notice is not required to be given under law. Notice may be delivered personally, via United States mail, telegraph, teletype, facsimile or other electronic transmission, or by private mail carriers handling nationwide mail services, by or at the direction of the Corporation=s President, the Secretary, the Board of Directors, or the person(s) calling the meeting. If mailed via United States mail, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of this Corporation, with postage thereon prepaid. If the notice is mailed at least 30 days before the date of the meeting, the mailing may be done by a class of United States mail other than first class.

SECTION 5. NOTICE OF ADJOURNED MEETING. If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, a new record date for the adjourned meeting is or must be fixed under law, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date and who are otherwise entitled to notice of such meeting.

SECTION 6. WAIVER OF CALL AND NOTICE OF MEETING. Call and notice of any shareholders' meeting may be waived by any shareholder before or after the date and time stated in the notice. Such waiver must be in writing signed by the shareholder and delivered to this Corporation. Neither the business to be transacted at nor the purpose of any special or annual meeting need be specified in such waiver. A shareholder's attendance at a meeting (a) waives such shareholder's ability to object to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives such shareholder's ability to object to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

SECTION 7. QUORUM. Except as otherwise provided in these Bylaws or in the Articles of Incorporation of this Corporation, as amended from time to time (the "Articles of Incorporation"), a majority of the outstanding shares of this Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting, and the withdrawal of shareholders after a quorum has been established at a meeting shall not effect the validity of any action taken at the meeting or any adjournment thereof.

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SECTION 8. ADJOURNMENT: QUORUM FOR ADJOURNED MEETING. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented or deemed to be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 9. VOTING ON MATTERS OTHER THAN ELECTION OF DIRECTORS. At any meeting at which a quorum is present, action on any matter other than the election of directors shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes or voting by classes is required by law, the Articles of Incorporation, or these Bylaws.

SECTION 10. VOTING FOR DIRECTORS. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present.

SECTION 11. VOTING LISTS. At least ten (10) days prior to each meeting of shareholders, the officer or agent having charge of the stock transfer books for shares of this Corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address and the number, class and series (if any) of shares held by each, which list shall be subject to inspection by any shareholder during normal business hours for at least ten (10) days prior to the meeting. The list also shall be available at the meeting and shall be subject to inspection by any shareholder at any time during the meeting or its adjournment. The shareholders list shall be prima facie evidence as to who are the shareholders entitled to examine such list or the transfer books and to vote at any meeting of the shareholders.

SECTION 12. VOTING OF SHARES. Except as otherwise provided by law or in the Articles of Incorporation, each shareholder entitled to vote shall be entitled at every meeting of the shareholders to one vote in person or by proxy on each matter for each share of voting stock held by such shareholder. Such right to vote shall be subject to the right of the Board of Directors to close the transfer books or to fix a record date for voting shareholders as hereinafter provided. Treasury shares, and shares of stock of this Corporation owned directly or indirectly by another corporation the majority of the voting stock of which is owned or controlled by this Corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares.

SECTION 13. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy, executed in writing and delivered to this Corporation in the original or transmitted via telegram, or as a photographic, photostatic or equivalent reproduction of a written proxy by the shareholder or by the shareholder's duly authorized attorney-in-fact; but, no proxy shall be valid after eleven (11)

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months from its date, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of this Corporation before or at the time of the meeting. In the event that a proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one is present, that one, shall have all of the powers conferred by the proxy upon all the persons so designated, unless the instrument shall provide otherwise.

SECTION 14. INSPECTORS. For each meeting of the shareholders, the Board of Directors or the President of the Corporation may appoint one or more inspectors to supervise the voting; and, if one or more inspectors are so appointed, all questions respecting the qualification of any vote, the validity of any proxy, and the acceptance or rejection of any vote shall be decided by such inspector(s). Before acting at any meeting, the inspector(s) shall take an oath to execute their duties with strict impartiality and according to the best of their ability. If any inspector shall fail to be present or shall decline to act, the President of the Corporation shall appoint another inspector to act in his or her place. In case of a tie vote by the inspectors on any question, the presiding officer shall decide the issue.

SECTION 15. SHAREHOLDER ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any shareholders= meeting may be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one or more written consents describing the action to be taken, dated and signed by approving shareholders having the requisite number of votes entitled to vote thereon, and delivered to the Secretary or other officer of the Corporation having custody of the books in which proceedings of meetings of the Corporation are recorded.

                                   ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business and affairs of this Corporation shall be managed by its Board of Directors, which may exercise all such powers of this Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done only by the shareholders.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors; provided that no decrease in the number of directors shall have the effect of shortening the term of any then incumbent director. Each director shall hold office until his or her term of office expires and until such director's successor is duly elected and qualified, unless such director sooner dies, resigns or is removed by the shareholders at any annual or special meeting. It shall not be necessary for directors to be shareholders. All directors shall be natural persons who are 18 years of age or older.

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SECTION 3. ANNUAL MEETING. The Board of Directors shall hold an annual meeting for the purpose of the election of officers and the transaction of such other business as may come before the meeting. If no other date, place and/or time is set by the Board for such meeting, the same shall be held at the same place as and immediately following the annual meeting of shareholders; and, if a majority of the directors are present at such place and time, no prior notice of such meeting shall be required to be given to the directors.

SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice from time to time on such date(s), at such time(s) and at such place(s) as shall have been determined in advance in accordance with a schedule, resolution or other action duly adopted or taken by the Board of Directors.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, or the President of the Corporation. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meetings of the Board of Directors called by such person or persons, as the case may be. If no such designation is made, the place of meeting shall be the principal executive office of this Corporation. Notice of any special meeting of the Board shall be given, unless waived, in accordance with Section 6 of this Article.

SECTION 6. NOTICE. Whenever notice of a meeting is required, written notice stating the place, day and hour of the meeting shall be delivered at least two
(2) days prior thereto to each director, either personally, or by United States mail, telegraph, teletype, facsimile or other form of electronic communication, or by private mail carriers handling nationwide mail services, to the director's business address. If notice is given by United States mail, such notice shall be deemed to be delivered five (5) days after deposited in the United States mail so addressed with postage thereon prepaid or when received, if such date is earlier. If notice is given by telegraph, teletype, facsimile transmission or other form of electronic communication or by private mail carriers handling nationwide mail services, such notice shall be deemed to be delivered when received by the director. Any director may waive notice of any meeting, either before, at or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and so states at the beginning of the meeting or promptly upon arrival at the meeting.

SECTION 7. QUORUM. A majority of the total number of directors as determined from time to time to comprise the Board of Directors shall constitute a quorum.

SECTION 8. ADJOURNMENT: QUORUM FOR ADJOURNED MEETING. If less than a majority of the total number of directors are present at a meeting, a majority of the directors so present may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

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SECTION 9. MANNER OF ACTING. If a quorum is present when a vote is taken, the act of a majority of the directors present at the meeting shall be the act of the Board of Directors unless otherwise provided in the Articles of Incorporation.

SECTION 10. REMOVAL. Any or all of the directors of this Corporation may be removed from office at any annual or special meeting of shareholders by the affirmative vote of at least a majority of the then outstanding shares of Common Stock of this Corporation. Notice of any such annual or special meeting of shareholders shall state that the removal of a director or directors is among the purposes of the meeting and shall state the grounds therefor.

SECTION 11. VACANCIES. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next shareholders' meeting at which directors are elected (or, if permitted under applicable law, until the expiration of the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred) and until such director's successor is duly elected and qualified, unless such director sooner dies, resigns or is removed by the shareholders at any annual or special meeting. A director elected by shareholders to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office.

SECTION 12. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid compensation for attendance at each meeting of the Board of Directors or for serving as directors. No payment shall preclude any director from serving this Corporation in any other capacity and receiving compensation therefor.

SECTION 13. PRESUMPTION OF ASSENT. A director of this Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or the transacting of specified business at the meeting or such director votes against such action or abstains from voting in respect of such matter.

SECTION 14. INFORMAL ACTION BY BOARD. Any action required or permitted to be taken by any provisions of law, the Articles of Incorporation or these Bylaws at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if each and every member of the Board or of such committee, as the case may be, signs a written consent thereto and such written consent is filed in the minutes of the proceedings of the Board or such committee, as the case may be. Action taken under this section is effective when the last director signs the consent,

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unless the consent specifies a different effective date, in which case it is effective on the date so specified.

SECTION 15. MEETING BY TELEPHONE, ETC. Directors or the members of any committee thereof shall be deemed present at a meeting of the Board of Directors or of any such committee, as the case may be, if the meeting is conducted using a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1. NUMBER. The officers of this Corporation shall consist of a President, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may also appoint a Chairman of the Board, who may be an officer of this Corporation if the Board so determines, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem appropriate. The same individual may simultaneously hold more than one office in this Corporation.

SECTION 2. APPOINTMENT AND TERM OF OFFICE. The officers of this Corporation shall be appointed annually by the Board of Directors at its annual meeting. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until such officer's successor is duly appointed and qualified, unless such officer sooner dies, resigns or is removed by the Board. The appointment of an officer does not itself create contract rights.

SECTION 3. RESIGNATION. An officer may resign at any time by delivering notice to this Corporation. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date. An officer's resignation shall not affect this Corporation's contract rights, if any, with the officer.

SECTION 4. REMOVAL. The Board of Directors may remove any officer at any time with or without cause. An officer's removal shall not affect the officer's contract rights, if any, with this Corporation.

SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 6. DUTIES OF OFFICERS. The Chairman of the Board of this Corporation or the President shall preside at all meetings of the Board of Directors and of the shareholders. The Chief

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Executive Officer shall be the chief executive officer of this Corporation. The
Secretary shall be responsible for preparing minutes of the directors' and shareholders' meetings and for authenticating records of this Corporation. Subject to the foregoing, the officers of this Corporation shall have such powers and duties as ordinarily pertain to their respective offices and such additional powers and duties specifically conferred by law, the Articles of Incorporation and these Bylaws, or as may be assigned to them from time to time by the Board of Directors or an officer authorized by the Board of Directors to prescribe the duties of other officers.

SECTION 7. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, by any duly appointed committee thereof, or otherwise as approved by the Board, and no officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a director of this Corporation.

SECTION 8. DELEGATION OF DUTIES. In the absence or disability of any officer of this Corporation, or for any other reason deemed sufficient by the Board of Directors, the Board may delegate the powers or duties of such officer to any other officer or to any other director for the time being.

                                    ARTICLE V
                         EXECUTIVE AND OTHER COMMITTEES

SECTION 1. CREATION OF COMMITTEES. The Board of Directors may designate an Executive Committee and one or more other committees, each to consist of two (2) or more of the directors of this Corporation.

SECTION 2. EXECUTIVE COMMITTEE. The Executive Committee, if there shall be one, shall consult with and advise the officers of this Corporation in the management of its business, and shall have, and may exercise, except to the extent otherwise provided in the resolution of the Board of Directors creating such Executive Committee, such powers of the Board of Directors as can be lawfully delegated by the Board.

SECTION 3. OTHER COMMITTEES. Such other committees, to the extent provided in the resolution or resolutions creating them, shall have such functions and may exercise such powers of the Board of Directors as can be lawfully delegated.

SECTION 4. REMOVAL OR DISSOLUTION. Any Committee of the Board of Directors may be dissolved by the Board at any meeting; and any member of such committee may be removed by the Board of Directors with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 5. VACANCIES ON COMMITTEES. Vacancies on any committee of the Board of Directors shall be filled by the Board of Directors at any regular or special meeting.

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SECTION 6. MEETINGS OF COMMITTEES. Regular meetings of any committee of the
Board of Directors may be held without notice from time to time on such date(s), at such time(s) and at such place(s) as shall have been determined in advance in accordance with a schedule, resolution or other action duly adopted or taken by such committee and special meetings of any such committee may be called by any member thereof upon two (2) days notice of the date, time and place of the meeting given to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee, given either personally or in the manner provided in Section 6 of
Article III of these Bylaws (pertaining to notice for directors' meetings).

SECTION 7. ABSENCE OF COMMITTEE MEMBERS. The Board of Directors may designate one or more directors as alternate members of any committee of the Board of Directors, who may replace at any meeting of such committee, any member not able to attend.

SECTION 8. QUORUM OF COMMITTEES. At all meetings of committees of the Board of Directors, a majority of the total number of members of the committee as determined from time to time shall constitute a quorum for the transaction of business.

SECTION 9. MANNER OF ACTING OF COMMITTEES. If a quorum is present when a vote is taken, the act of a majority of the members of any committee of the Board of Directors present at the meeting shall be the act of such committee.

SECTION 10. MINUTES OF COMMITTEES. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

SECTION 11. COMPENSATION. Members of any committee of the Board of Directors may be paid compensation in accordance with the provisions of Section 12 of Article III of these Bylaws (pertaining to compensation of Directors).

SECTION 12. INFORMAL ACTION. Any committee of the Board of Directors may take such informal action and hold such informal meetings as allowed by the provisions of Sections 14 and 15 of Article III of these Bylaws.

                                   ARTICLE VI
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. GENERAL. To the fullest extent permitted by law, this Corporation shall be entitled but not obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of this Corporation), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was a director or officer of this Corporation or is or was serving at the request of this Corporation as a director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint

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venture, trust (including, without limitation, an employee benefit trust) or other enterprise, against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including attorneys' fees, paralegals' fees and court costs) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of this Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of this Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

SECTION 2. ACTIONS BY OR IN THE RIGHT OF THIS CORPORATION. To the fullest extent permitted by law, whenever indemnification is proper as determined below, this Corporation shall be obligated to indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or other type of proceeding (as further described in Section 1 of this Article VI) by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of this Corporation or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, paralegals' fees and court costs) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expenses of litigating the action, suit or other proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of this Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such action, suit or other proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that such court shall deem proper.

SECTION 3. OBLIGATION TO INDEMNIFY. To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or other proceeding referred to in Section 1 or Section 2 of this Article VI, or in the defense of any claim, issue or matter therein, such person shall, upon application, be indemnified against expenses (including attorneys' fees, paralegals' fees and court costs) actually and reasonably incurred by such person in connection therewith.

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SECTION 4. DETERMINATION THAT INDEMNIFICATION IS PROPER. Indemnification
pursuant to Section 1 or Section 2 of this Article VI, unless made under the provisions of Section 3 of this Article VI or unless otherwise made pursuant to a determination by a court, shall be made by this Corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or other proceeding to which the indemnification relates; (2) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (the designation being one in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to such action, suit or other proceeding; (3) by independent legal counsel (i) selected by the Board of Directors in accordance with the requirements of subsection (1) or by a committee designated under subsection (2) or (ii) if a quorum of the directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (the vote being one in which directors who are parties may participate); or (4) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or other proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or other proceeding.

SECTION 5. EVALUATION AND AUTHORIZATION. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as is prescribed in Section 4 of this Article VI for the determination that indemnification is permissible; provided, however, that if the determination as to whether indemnification is permissible is made by independent legal counsel, the persons who selected such independent legal counsel shall be responsible for evaluating the reasonableness of expenses and may authorize indemnification.

SECTION 6. PREPAYMENT OF EXPENSES. Expenses (including attorneys' fees, paralegals' fees and court costs) incurred by a director or officer in defending a civil or criminal action, suit or other proceeding referred to in Section 1 or
Section 2 of this Article VI may, in the discretion of the Board of Directors, be paid by this Corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is ultimately found not to be entitled to indemnification by this Corporation pursuant to this Article VI.

SECTION 7. NONEXCLUSIVITY AND LIMITATIONS. The indemnification and advancement of expenses provided pursuant to this Article VI shall not be deemed exclusive of any other rights to which a person may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding office with this Corporation, and shall continue as to any person who has ceased to be a director or officer and shall inure to the benefit of such person's heirs and personal representatives. The Board of Directors may, at any time, approve indemnification of or

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advancement of expenses to any other person that this Corporation has the power by law to indemnify, including, without limitation, employees and agents of this Corporation. In all cases not specifically provided for in this Article VI, indemnification or advancement of expenses shall not be made to the extent that such indemnification or advancement of expenses is expressly prohibited bylaw.

SECTION 8. CONTINUATION OF INDEMNIFICATION RIGHT. Unless expressly otherwise provided when authorized or ratified by this corporation, indemnification and advancement of expenses as provided for in this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. For purposes of this Article VI, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have been with respect to such constituent corporation if its separate existence had continued.

SECTION 9. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation, or who is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not this Corporation would have the power to indemnify such person against the liability under Section 1 or Section 2 of this Article VI.

                                   ARTICLE VII
                               INTERESTED PARTIES

SECTION 1. GENERAL. No contract or other transaction between this Corporation and any one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors were present at the meeting of the Board of Directors or of a committee thereof that authorizes, approves or ratifies such contract or transaction or because such director's or directors' votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote on the matter, and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to this

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Corporation at the time it is authorized by the Board of Directors, a committee thereof or the shareholders.

SECTION 2. DETERMINATION OF QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes, approves or ratifies a contract or transaction referred to in Section 1 of this Article VII.

SECTION 3. APPROVAL BY SHAREHOLDERS. For purposes of Section 1(b) of this
Article VII, a conflict of interest transaction shall be authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Section 3. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in
Section 1 of this Article VII may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under Section 1(b) of this Article VII. The vote of the shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in Section 1 of this Article VII, shall be counted, however, in determining whether the transaction is approved under other sections of this Corporation's Bylaws and law. A majority of those shares that would be entitled, if present, to be counted in a vote on the transaction under this
Section 3 shall constitute a quorum for the purpose of taking action under this
Section 3.

                                  ARTICLE VIII
                             CERTIFICATES OF STOCK

SECTION 1. CERTIFICATES FOR SHARES. Shares may but need not be represented by certificates. The rights and obligations of shareholders shall be identical whether or not their shares are represented by certificates. If shares are represented by certificates, each certificate shall be in such form as the Board of Directors may from time to time prescribe, signed (either manually or in facsimile) by the President or a Vice President (and may be signed (either manually or in facsimile) by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of this Corporation or its facsimile), exhibiting the holder's name, certifying the number of shares owned and stating such other matters as may be required bylaw. The certificates shall be numbered and entered on the books of this Corporation as they are issued. If and to the extent this Corporation is authorized to issue shares of more than one class or more than one series of any class, every certificate representing shares shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of: (a) the designations, relative rights, preferences and limitations of the shares of each class or series authorized to be issued; (b) the variations in rights, preferences and limitations between the shares of each such series, if this Corporation is authorized to issue any preferred or special class in series insofar as the same have been fixed and determined; and (c) the authority of the Board of Directors to fix and determine the variations, relative rights and preferences of future series.

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SECTION 2. SIGNATURES OF PAST OFFICERS. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

SECTION 3. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board may deem advisable from time to time to act as transfer agents and registrars of the stock of this Corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

SECTION 4. TRANSFER OF SHARES. Transfers of shares of this Corporation shall be made upon its books by the holder of the shares in person or by the holder's lawfully constituted representative, upon surrender of the certificate of stock for cancellation if such shares are represented by a certificate of stock or by delivery to this Corporation of such evidence of transfer as may be required by this Corporation if such shares are not represented by certificates. The person in whose name shares stand on the books of this Corporation shall be deemed by this Corporation to be the owner thereof for all purposes and this Corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

SECTION 5. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by this Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner=s legal representative, to pay a reasonable charge for issuing the new certificate, to advertise the matter in such manner as it shall require and/or to give this Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against this Corporation with respect to the certificate alleged to have been lost or destroyed.

                                   ARTICLE IX
                                   RECORD DATE

SECTION 1. RECORD DATE FOR SHAREHOLDER ACTIONS. The Board of Directors is authorized from time to time to fix in advance a date, not more than seventy
(70) nor less than ten (10) days before the date of any meeting of the shareholders, a date in connection with the obtaining of the consent of shareholders for any purpose, or the date of any other action requiring a determination of the shareholders, as the record date for the determination of the shareholders entitled to notice of and

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

to vote at any such meeting and any adjournment thereof, or of the shareholders entitled to give such consent or take such action, as the case may be. In no event may a record date so fixed by the Board of Directors precede the date on which the resolution establishing such record date is adopted by the Board of Directors. Only those shareholders listed as shareholders of record as of the close of business on the date so fixed as the record date shall be entitled to notice of and to vote at such meeting and any adjournment thereof, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of this Corporation after any such record date fixed as aforesaid. If the Board of Directors fails to establish a record date as provided herein, the record date shall be deemed to be the date ten (10) days prior to the date of the shareholders' meeting.

SECTION 2. RECORD DATE FOR DIVIDEND AND OTHER DISTRIBUTIONS. The Board of Directors is authorized from time to time to fix in advance a date as the record date for the determination of the shareholders entitled to receive a dividend or other distribution. Only those shareholders listed as shareholders of record as of the close of business on the date so fixed as the record date shall be entitled to receive the dividend or other distribution, as the case may be, notwithstanding any transfer of any stock on the books of this Corporation after any such record date fixed as aforesaid. If the Board of Directors fails to establish a record date as provided herein, the record date shall be deemed to be the date of authorization of the dividend or other distribution.

                                    ARTICLE X
                                    DIVIDENDS

         The Board of Directors may from time to time declare, and this Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Articles of Incorporation and by law. Subject to law and to the provisions of the Articles of Incorporation, dividends may be paid in cash or property, including shares of stock or other securities of this Corporation.

                                   ARTICLE XI
                                   FISCAL YEAR

         The fiscal year of this Corporation shall be the period selected by the Board of Directors as the fiscal year.

                                   ARTICLE XII
                                      SEAL

         A corporate seal, if adopted by the Board, shall have the name of this Corporation, the word "SEAL" and the year of incorporation inscribed thereon, or be in such other form as the Board may determine, and may be a facsimile, engraved, printed or impression seal.

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                                  ARTICLE XIII
                           STOCK IN OTHER CORPORATIONS

         Shares of capital stock in other corporations held by this Corporation shall be voted by the President of the Corporation or such other officer or officers or other agent or agents of this Corporation as the Board of Directors shall from time to time designate for the purpose or by a proxy thereunto duly authorized by the Board or the President.

                                   ARTICLE XIV
                           CONTROL-SHARE ACQUISITIONS

         Section 607.0902 of the Florida Business Corporation Act shall not apply to control-share acquisitions of securities of the Corporation.

                                   ARTICLE XV
                                   AMENDMENTS

         Except as may be contrary to law or the Articles of Incorporation of this Corporation, these Bylaws may be altered, amended or repealed in any respect by the Board of Directors or by the affirmative vote of 50 percent of the outstanding voting stock of the Corporation.

                                   ARTICLE XVI
                 PRECEDENCE OF LAW AND ARTICLES OF INCORPORATION

         Any provision of the Articles of Incorporation of this Corporation shall, subject to law, control and take precedence over any provision of these Bylaws inconsistent therewith.


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